UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2018

COWEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
599 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 20, 2018, Cowen Inc. (the “Company”), together with Cowen International Limited and Cowen QN Acquisition LLC, each an indirect wholly-owned subsidiary of the Company (collectively, the “Buyers”), entered into a Purchase Agreement (the “Purchase Agreement”), dated as of November 20, 2018, with the direct owners of equity interests (collectively, the “Sellers”), certain individuals who are the owners of the Sellers that are entities (the “Beneficial Owners”), in Quarton Management AG, Quarton International Europe AG, Quarton Partners, LLC and Quarton Securities GP, LLC (together with their subsidiaries, the “Group Companies”), and certain of the Beneficial Owners acting in their capacity as representatives of the Sellers and the other Beneficial Owners.
The Purchase Agreement provides that, subject to the satisfaction of the closing conditions of the Purchase Agreement, the Buyers will purchase from the Sellers 100% of the outstanding equity interests (the “Interests”) of the Group Companies from the applicable Sellers (the “Acquisition”). Pursuant to the Purchase Agreement, the Buyers will pay an aggregate purchase price (the “Purchase Price”) consisting of (i) $75 million paid at the closing of the Acquisition, subject to certain net working capital and other customary adjustments (the “Base Purchase Price”), and (ii) contingent payments based on the annual revenues (as calculated under the Purchase Agreement) attributable to the completion of certain M&A and debt advisory transactions by the Group Companies and the Company, subject to the terms and on the conditions set forth in the Purchase Agreement, in each of the first four years following the closing of the Acquisition and, if certain conditions are met, an additional fifth year following the closing of the Acquisition.  A maximum of $40 million in contingent payments in respect of such annual revenues (as calculated under the Purchase Agreement) is achievable over such four-year period or, if applicable, such five-year period.
A portion of the Base Purchase Price will be deposited into escrow as further described below. The Purchase Price paid to the Sellers will be made in a combination of 80% cash and 20% shares of the Company’s Class A Common Stock. Any shares of the Company’s Class A Common Stock issued in connection with the Acquisition will be valued based on the 30-trading day volume-weighted average price per share as of the date on which such shares are to be issued. A portion of the Base Purchase Price in an aggregate amount equal to $250,000 in cash will be deposited into escrow accounts to be available to satisfy certain net working capital and other customary adjustments to the Base Purchase Price. Additionally, a portion of the Purchase Price in an amount equal to $300,000 in cash will be deposited into an escrow account to be available to satisfy certain claims for indemnification that the Buyers may have under the Purchase Agreement.
The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type regarding, among other things, the Group Companies’ corporate organization and capitalization, the accuracy of financial statements provided to the Buyers, the absence of certain changes or events relating to Group Companies since December 31, 2017 and compliance with law. Similarly, the Sellers make representations and warranties regarding, among other things, title to their respective Interests, and the Beneficial Owners make representations and warranties regarding, among other things, their respective ownership of the applicable Sellers.

Additionally, the Buyers make representations and warranties regarding, among other things, their corporate organization. The Purchase Agreement also contains post-closing indemnification obligations, subject to certain limitations contained therein.
The parties have made certain customary covenants in the Purchase Agreement, including, among other things, that the Sellers will use their reasonable best efforts to obtain approval of the Financial Industry Regulatory Authority, Inc. (“FINRA”) for the acquisition of Quarton Securities, L.P., an SEC registered broker-dealer and FINRA member firm, in connection with the Acquisition. In addition, the Sellers have made certain covenants in the Purchase Agreement, including agreement to cause the Group Companies to conduct their business in the ordinary course between the execution of the Purchase Agreement and the closing of the Acquisition.  Pursuant to the Purchase Agreement, the Company has guaranteed the performance of the Buyers’ obligations under the Purchase Agreement and the Beneficial Owners have guaranteed the performance of the applicable Sellers’ obligations under the Purchase Agreement.
            Each party’s obligation to consummate the Acquisition is subject to various closing conditions, including, but not limited to, for the Company, (i) receipt of the FINRA approval or, in the alternative, subject to certain conditions, the passage of 35 days after the filing of Sellers’ application for FINRA approval without FINRA having advised or directed the parties that they may not consummate the Acquisition without FINRA approval, and (ii) the absence of a “Material Adverse Effect” (as defined in the Purchase Agreement) on the Group Companies, and for the parties, (iii) the absence of certain orders issued by courts or other governmental entities preventing the Acquisition.
The Buyers, on the one hand, and the representatives of the Sellers (the “Seller Representatives”), on the other hand, may terminate the Purchase Agreement if, among other circumstances, (i) there has been a breach by, in the case of a termination by the Buyers, any Seller or Beneficial Owner and, in the case of a termination by the Seller Representatives, by either Buyer of any representation warranty, covenant or agreement contained in the Purchase Agreement that has prevented the satisfaction of any condition to the obligations of the Buyers or the Sellers, as applicable, subject to a 20-business day cure period and (ii) the closing of the Acquisition has not occurred by March 31, 2019.
The Purchase Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1    Purchase Agreement, dated as of November 20, 2018, by and among Cowen Inc., Cowen International Limited, Cowen QN Acquisition LLC, the Sellers signatory thereto, the Beneficial Owners signatory thereto and the Seller Representatives signatory thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN INC.

Dated: November 21, 2018        By: /s/ Owen S. Littman
Name:    Owen S. Littman
Title:     General Counsel

EXHIBIT INDEX

Exhibit
No. ____                    Exhibit

2.1
Purchase Agreement, dated as of November 20, 2018, by and among Cowen Inc., Cowen International Limited, Cowen QN Acquisition LLC, the Sellers signatory thereto, the Beneficial Owners signatory thereto and the Seller Representatives signatory thereto.

7